                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                       SECURITY ASSOCIATES INTERNATIONAL
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                     SECURITY ASSOCIATES INTERNATIONAL, INC.
                        2101 SOUTH ARLINGTON HEIGHTS ROAD
                                    SUITE 100
                        ARLINGTON HEIGHTS, ILLINOIS 60005
                                 (847) 956-8650


April 28, 2000




Dear Stockholder:

         It is my pleasure to invite you to the 2000 Annual Meeting of Stockholders of Security Associates International, Inc. The Annual Meeting will be held at 10:00 a.m. Central Time, on May 23, 2000, at the Sheraton Suites, located at 121 Northwest Point Boulevard, Elk Grove Village, Illinois.

         The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that will be discussed during the Annual Meeting. It is important that you vote your shares whether or not you plan to attend the Annual Meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement and COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. If you attend the Annual Meeting and wish to vote in person, the ballot that you submit at the Annual Meeting will supercede your proxy.

         I look forward to seeing you at the Annual Meeting. On behalf of the management and Directors of Security Associates International, Inc., I thank you in advance for your continued support and confidence in 2000.

                                 Sincerely,


                                 /s/ Ronald I. Davis

                                 RONALD I. DAVIS
                                 Chairman of the Board

                     SECURITY ASSOCIATES INTERNATIONAL, INC.
                        2101 SOUTH ARLINGTON HEIGHTS ROAD
                                    SUITE 100
                        ARLINGTON HEIGHTS, ILLINOIS 60005
                                 (847) 956-8650


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDER




                    TO BE HELD ON MAY 23, 2000, AT 10:00 A.M.

To the Stockholders of Security Associates International, Inc.:

         The 2000 Annual Meeting of Stockholders of Security Associates International, Inc., a Delaware corporation, will be held at 10 a.m. central time, on May 23, 2000, at the Sheraton Suites, located at 121 Northwest Point Boulevard, Elk Grove Village, Illinois. All of our stockholders are entitled and encouraged to attend the Annual Meeting. The following agenda has been set by the Board of Directors:

         (1) To elect five Directors to hold office until the next Annual Meeting of Stockholders as provided in our Bylaws;

         (2) To ratify the selection of Arthur Andersen LLP as our independent public accountants for the fiscal year ending December 31, 2000;

         (3) To consider and vote upon an amendment to the Security Associates International, Inc. Stock Option Plan to increase the number of shares of common stock available under the plan from 1,800,000 shares to 2,800,000 shares; and

         (4) To transact any other business as may properly come before the Annual Meeting.

         Owners of common stock and convertible preferred stock appearing on our stock register at the close of business on April 7, 2000 (the date fixed by our Board of Directors, and known as the "record date"), are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting in person or by proxy. For ten days before the Annual Meeting, we will keep a list with the names, addresses, and holdings of the stockholders entitled to vote at the Annual Meeting available at our home office, and at the offices of our transfer agent, LaSalle National Bank, located at 135 South LaSalle Street, Chicago, Illinois 60628. Any stockholder may inspect the list during normal business hours. The list will be available for inspection at the Annual Meeting.

         In order to be certain that sufficient votes are present to conduct business at the Annual Meeting, we urge all stockholders who cannot attend to complete, sign, date and return the enclosed proxy card in the envelope provided, as soon as possible. Any stockholder has the right to revoke their proxy at any time before it is voted. If you attend the Annual Meeting in person and wish to revoke your proxy, you may do so at that time. In that event, your proxy will be cancelled and you will be able to cast your vote in person.

                                         By order of the Board of Directors:

                                         /s/ James S. Brannen

                                         James S. Brannen
                                         President and CEO


              Our 1999 Annual Report is enclosed with this notice.

                     SECURITY ASSOCIATES INTERNATIONAL, INC.
                        2101 SOUTH ARLINGTON HEIGHTS ROAD
                                    SUITE 100
                        ARLINGTON HEIGHTS, ILLINOIS 60005

                                  -------------

                                 PROXY STATEMENT

                                    ---------

         We are providing the following information in order to request the authority to vote your shares at our 2000 Annual Meeting, and any adjournment. The Annual Meeting will be held on May 23, 2000, at 10:00 a.m. central time, at the Sheraton Suites, located at 121 Northwest Point Boulevard, Elk Grove Village, Illinois, for the purposes stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement.

                                VOTING OF SHARES

         We are mailing this Proxy Statement and the enclosed proxy card on April 28, 2000, to request your proxy for the Annual Meeting on behalf of our Board of Directors. The purpose of proxy voting is to ensure that all stockholders of record have an opportunity to vote on matters presented at the Annual Meeting, whether or not they attend in person. You may vote your shares only if you are present, or if you give your proxy to a person who will be present, at the Annual Meeting.

         Each share of our common stock represented at the Annual Meeting is entitled to one vote and each share of convertible preferred stock is entitled to 100 votes. However, the convertible preferred stock is limited to a maximum of 45% of the votes eligible to vote on any matter presented for a vote of the stockholders. If you intend to vote by proxy, please specify your choices by marking the appropriate boxes on the enclosed proxy card and complete, sign, date and return the proxy card to us, in the envelope provided, before 10:00 a.m. central time on May 23, 2000.

         Directors are elected by a plurality of the votes cast at the Annual Meeting, if a quorum is present. A plurality means that the five nominees for Director with the largest number of votes will be elected. Any other matters submitted for a vote will be decided by a majority of the votes cast. If you mark "withhold authority" on your proxy card for any nominees for Director, or if you mark your proxy to deny discretionary authority on other matters, your vote will not be counted in determining whether a majority vote was obtained in such matters.

         If you sign the proxy card without giving any instructions, your shares will be voted in favor of the election of all listed Director nominees and also in favor of all of the other items listed in the Notice of Annual Meeting of Stockholders. Your proxy will also exercise his discretion in voting on any other matter brought before the Annual Meeting. We know of no matters, other than those described in the Notice of Annual Meeting of Stockholders, that are to come before the Annual Meeting. If a broker or other nominee does not vote on a proposal, the votes represented by that stock will not be counted in determining the number of votes cast. Stockholders voting by proxy may revoke their proxy at any time before it is voted at the Annual Meeting by delivering a proxy bearing a later date, by written revocation of the proxy or by attending the Annual Meeting in person and casting a ballot.

         YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. THIS WILL ENSURE THAT YOUR SHARES ARE


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


REPRESENTED.

         As of the record date, April 7, 2000, 7,198,242 shares of common stock and 136,359 shares of convertible preferred stock (which has the voting power of 13,635,900 shares of common stock limited to a maximum of 45% of the total number of votes eligible to vote) were issued and outstanding. See "Certain Relationships and Related Transactions."


         A copy of our 1999 Annual Report is enclosed with this Proxy Statement.



























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


                               BOARD OF DIRECTORS

GENERAL

         Our Board of Directors governs our business affairs. Our management keeps the Board informed through various reports and information sent to them on a regular basis and by means of financial reports that our President and other officers routinely present at Board and committee meetings.

         The Board met three times in 1999: in March, July and September (via teleconference). All five Directors were present at each of these meetings. The Board also acted by unanimous written consent, without a meeting, on eight occasions during 1999.

         Biographical information on the Director nominees can be found under the caption "Item No. 1 - Election of Directors."

COMMITTEES

         The Board has an Audit Committee and a Compensation Committee to assist the Board in carrying out its duties.

         The Audit Committee has three members: Thomas J. Salvatore, Michael B. Jones and Douglas Oberlander. The Audit Committee reviews and examines the adequacy of our internal controls and the objectivity and integrity of our financial reporting. It also meets with our independent public accountants and appropriate financial personnel in our company about these matters.

         The Compensation Committee has three members: Thomas J. Salvatore, Michael B. Jones and Douglas Oberlander. This committee monitors and makes recommendations to the Board concerning the compensation of our Directors and officers and administers the compensation plans for our executive officers. The Compensation Committee's report on executive compensation is presented below under the caption "Compensation Committee Report On Executive Compensation."

         The Audit Committee and the Compensation Committee were established in January 1998. The Audit Committee acted by written consent once in 1999, in July. The Compensation Committee acted by written consent once in 1999, in July.

DIRECTOR COMPENSATION

          All directors, other than Mr. Salvatore, are reimbursed for travel expenses incurred in connection with attending board and committee meetings. Directors are not entitled to additional fees for serving on committees of the board. On January 6, 1998, when he joined the board of directors, Mr. Jones was awarded options to purchase 10,000 shares of our common stock, at an exercise price of $6.00 per share, which expire on December 31, 2002. On July 8, 1999, the board extended the expiration date of Mr. Jones' options to July 8, 2005. On March 10, 1999, directors Jones and Oberlander were awarded options to purchase 25,000 shares of common stock each under our Stock Option Plan. These options are exercisable for a period of six years. Half of these options are exercisable at $4.50 per share, and the other half at $6.00 per share.


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

On January 11, 2000, directors Salvatore, Jones and Oberlander were awarded options to purchase 25,000 shares of common stock each under our Stock Option Plan, subject to stockholder approval. These options are exercisable for a period of six years at $2.75 per share.


                       ITEM NO. 1 - ELECTION OF DIRECTORS

         The Board has determined that the number of Directors shall be five, as required by our by-laws. The five Directors will be elected at the Annual Meeting. Each Director will serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The following nominees have been selected and approved by the Board for submission to the stockholders: Ronald I. Davis, James S. Brannen, Thomas J. Salvatore, Douglas Oberlander and Michael B. Jones. Unless you give instructions to the contrary on the enclosed proxy card, the proxy or his substitute will vote for these nominees. If, prior to the Annual Meeting, any nominee should become unable or unwilling to serve, your proxy will cast your votes for a substitute nominated by the Board of Directors.

         The nominees for Director, and certain information about them, including their principal occupations for the past five years, are as follows:

         RONALD I. DAVIS, age 61, is one of our founders and has been our Chairman of the Board since October 1990. Prior to our incorporation, he had many years of experience in the security alarm industry. He was the founder, and from 1987 to 1990, the chairman and principal stockholder of SAI Partners, Inc., an alarm dealer buying group. SAI Partners, Inc. also provided alarm dealers with other support services such as training and educational programs, consulting, group insurance programs and certain proprietary alarm products manufactured by others. From 1982 to 1987, Mr. Davis was president of Security Alliance Corporation, a franchise company in the alarm industry and a joint venture with Pittway Corporation. Prior to 1982, Mr. Davis was a full time consultant to many of the alarm companies that now make up our dealer network. Mr. Davis earned a B.A. from Roosevelt University.

         JAMES S. BRANNEN, age 61, is one of our founders and has been a director and our President since October 1990, and our Chief Executive Officer since 1993. He was a self-employed consultant in the alarm industry from February 1988 to October 1990. From 1962 until 1987, Mr. Brannen was employed by the First National Bank of Chicago where he served as a senior vice president in the commercial banking department. In that capacity, he managed, among others, the commercial areas of the bank responsible for lending to the cable television and paging industries. In addition, he managed the secured lending activity and was responsible for organizing and managing the bank's first workout lending activity. Mr. Brannen earned an A.B. degree from Dartmouth College and a MBA degree from Northwestern University.

         THOMAS J. SALVATORE, age 32, was elected as one of our directors in December 1996. Since 1991, Mr. Salvatore has been the Managing General Partner of TJS Management, L.P. which is the General Partner of TJS Partners, L.P. ("TJS"), our principal stockholder. TJS has a contractual right to designate two directors to our Board of Directors and Mr. Salvatore is one of the designees. The other director has not been designated as of the date of this prospectus. Mr. Salvatore earned a Bachelors Degree in Business Administration from Fordham University.

         DOUGLAS OBERLANDER, age 50, was elected as one of our directors in January


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

1994. Since 1989, Mr. Oberlander has been president of Lease I, Inc. a commercial lease and finance company. From 1965 to 1988, Mr. Oberlander was employed by Oberlander Security, a security alarm dealer. Since 1991, Mr. Oberlander has served as a director of Oberlander Alarms, a security alarm dealer.

         MICHAEL B. JONES, age 48, was elected as one of our directors in January 1998. He has been president of ProFinance Associates, Inc. since he co-founded it in 1985. ProFinance has been a Broker-Dealer firm since 1990. Mr. Jones was with Marine Midland Bank from 1977 until 1985. He was responsible for starting a communications/electronics lending group in 1991 and, in his last position as group executive, for leading that group. That group was one of the first institutional lenders to the alarm industry. Mr. Jones earned a Bachelors Degree in Liberal Arts from the University of Arizona and a Masters Degree in International Relations from the Johns Hopkins University School of Advanced International Studies.

         The five nominees with the largest numbers of votes cast at the Meeting will be elected as Directors.

RECOMMENDATION:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FIVE NOMINEES LISTED ABOVE.


                 ITEM NO. 2 - RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         Our financial statements are included in our Annual Report which is enclosed with this Proxy Statement. The Board of Directors has appointed Arthur Andersen LLP as our independent public accountants to examine our financial statements for the fiscal year ending December 31, 2000, and seeks your ratification of this appointment. The Board of Directors believes that Arthur Andersen LLP is knowledgeable about our operations and accounting practices and is well qualified to act as our independent public accountants.

         Arthur Andersen LLP acted as our principal accountants for the fiscal year ended December 31, 1999. The total fees Arthur Andersen LLP charged us in 1999 were approximately $235,000. These fees included fees incurred in connection with the audit of the annual financial statements, consultations in connection with our filings with the Securities and Exchange Commission and the preparation of our income tax returns. Arthur Andersen LLP has advised us that it has no material direct or indirect financial interest in our company.

         Our Audit Committee reviewed Arthur Andersen LLP's fees for auditing our 1999 financial statements before the services were provided, and it will review the 2000 audit fees before the services are provided. Generally, other services to be provided by Arthur Andersen LLP will not require prior approval by the Board of Directors, but will be subsequently reviewed by the Board of Directors and the Audit Committee.

         Although the selection of an independent accountant does not require a vote of the stockholders, we believe that it is desirable to have the stockholders ratify the selection. Due to the difficulty and expense involved in retaining another independent firm of accountants on short

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


notice, we do not contemplate appointing another firm to act as our independent accountants for the fiscal year ending December 31, 2000 if the appointment of Arthur Andersen LLP is not ratified. Instead, if the appointment of Arthur Andersen LLP for the fiscal year ending December 31, 2000 is not ratified, the Board of Directors will consider the vote as advice in making their selection of an independent accountant for the following year. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and he or she will be available to respond to appropriate questions.

         The affirmative vote of a majority of votes present in person or by proxy will be required to ratify the selection of Arthur Andersen LLP.

RECOMMENDATION:

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2000.

                    ITEM NO. 3 - APPROVAL OF THE AMENDMENT TO
                   THE SECURITY ASSOCIATES INTERNATIONAL, INC.
          STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON
    STOCK AVAILABLE UNDER THE PLAN FROM 1,800,000 SHARES TO 2,800,000 SHARES.

         On March 10, 1999, the Board of Directors adopted the Security Associates International, Inc. Stock Option Plan, subject to stockholder approval, which was obtained at the 1999 Annual Meeting. The plan now provides for awards of options to purchase up to 1,800,000 shares of common stock.

         On January 11, 2000, the Board of Directors voted to amend the Stock Option Plan to provide for awards of options to purchase up to 1,000,000 additional shares of common stock, subject to stockholder approval. The Board of Directors seeks stockholder approval for this increase. A copy of the proposed amendment is attached to this proxy as Annex A.

DISCUSSION OF AMENDMENT

         Of the original 1,800,000 shares available for option awards under the plan, options to purchase 1,580,000 shares have been awarded as of December 31, 1999. The Board recognized that additional awards would assist us in motivating our existing officers, directors and key employees as well as in recruiting new, skilled employees. The Board determined that the number of options remaining is insufficient to effect these purposes.

STOCK OPTION PLAN

         The purpose of our Stock Option Plan is to advance the interests and enhance the value of our company by:

     - aligning the economic interests of our key employees, consultants and Directors with those of our stockholders;

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

     - inducing individuals of outstanding ability and potential to join and/or remain with us; and

     - providing key employees, consultants and Directors with an additional incentive to contribute to our success.

         The Stock Option Plan is administered by a committee of the Board of Directors. The committee has discretion as to which employees, non-employee Directors, consultants or independent contractors will receive options. The committee also establishes the terms, conditions and limitations of each option, including the type and amount of the option, the number of shares of common stock underlying each option, the exercise price and the date or dates upon which the option vests and become exercisable.

         Our Stock Option Plan permits grants of qualified incentive stock options, as defined by the Internal Revenue Code, and also non-qualified stock options. Qualified incentive options must have a per share exercise price at least equal to the market price of the underlying common stock at the time the option is granted. If a qualified incentive option is granted to any participant who owns more than ten percent of the voting power of our company (a "Significant Stockholder"), then the exercise price per share must be not less than one hundred ten percent (110%) of this price. The exercise price for non-qualified options will be determined by the committee in its sole discretion on the date of grant, and may be less than fair market value.

         Each participant receiving a qualified incentive option must be an employee of our company or of a subsidiary at the time an incentive option is granted. The maximum exercise period may not be greater than ten years (qualified incentive options granted to a Significant Stockholder will have an exercise period of five years). The fair market value of shares as to which qualified incentive options are exercisable for the first time by any key employee during any single calendar year (under this Plan and any other incentive option plan of our company or a subsidiary) may not exceed $100,000.

         A participant who ceases to be an employee, consultant or Director of our company or a subsidiary for any reason other than death, disability or termination "for cause" will be permitted to exercise any option, to the extent it is vested, within three months of such termination. If a participant dies, his or her estate or personal representative may exercise the option, to the extent it was vested and exercisable on the date of death. If a participant becomes permanently disabled, he or she may exercise the option to the extent it was vested and exercisable at the time of the onset of the disability or, if the option vests periodically, to the extent it would have been exercisable as of the next periodic vesting date. In the case of either death or disability, the option must be exercised within twelve (12) months after the date of death or onset of disability, and/or prior to the original expiration date of the option. A participant who is terminated "for cause" will immediately lose all rights to exercise any options.

         On March 10, 1999, the Board of Directors granted options to purchase common stock under the Stock Option Plan to certain executive officers subject to stockholder approval of the Plan. We received stockholder approval at the 1999 Annual Meeting. Half of the options are exercisable at $4.50 per share and half are exercisable at $6.00 per share. The options vest over a three year period (one-third per year, with all of the $4.50 options vesting first), and expire on the sixth anniversary of the grant date. In the event of a stock split or other similar events, the number of options will be increased or decreased to adjust for the split.


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

         On January 11, 2000 the Board of Directors granted additional options to purchase common stock under the Stock Option Plan to certain executive officers subject to stockholder approval of an amendment of the Plan, providing for availability of additional options. The options are exercisable at $2.75 per share, vest over a two-year period and expire on the sixth anniversary of the grant date. In the event of a stock split or other similar events, the number of options will be increased or decreased to adjust for the split.

         On February 14, 2000 the Board of Directors granted additional options to purchase common stock under the Stock Option Plan to two new executive officers subject to stockholder approval of an amendment of the Plan, providing for availability of additional options. The options are exercisable at $2.875 per share, vest over a three-year period (one-third per year) and expire on the sixth anniversary of the grant date. In the event of a stock split or other similar events, the number of options will be increased or decreased to adjust for the split.

         The Board may amend the Stock Option Plan in any respect and it will seek stockholder approval for such amendments, when approval is required by the Internal Revenue Code or another federal or state statute or the rules of the American Stock Exchange or any other exchange on which our shares may be listed.

         The Board may terminate the Stock Option Plan at any time. However, no termination or amendment will affect the rights of participants under options previously granted without the participant's consent. Unless previously terminated, the Stock Option Plan will terminate on March 10, 2009, and no options will be granted after that date.

         The proposed amendment to the Stock Option Plan will increase the number of shares allocated to the Stock Option Plan by 1,000,000 shares, to a total of 2,800,000 shares. As of April 17, 2000 the market value of the additional 1,000,000 shares is $ 3,375,000. The Board of Directors has determined that this number of shares is consistent with our business objectives.









              [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]


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
         The following table presents the benefits or amounts that will be received by or allocated to each of the following individuals under the Stock Option Plan if the amendment providing for options to purchase an additional 1,000,000 shares of common stock is approved:

                                NEW PLAN BENEFITS

      SECURITY ASSOCIATES INTERNATIONAL, INC. STOCK OPTION PLAN, AS AMENDED

                Name And Position                           No. of Shares
                                                          Underlying Option
                                                              Granted(1)
James S. Brannen
      President and Chief Executive Officer                     105,000
Ronald I. Davis
      Chairman of the Board                                     105,000
Stephen Rubin
       Senior Vice President                                    105,000
Ronald J. Carr
       Senior Vice President                                    150,000
Daniel S. Zittnan
       Senior Vice President                                    150,000

Executive Group  (9 individuals)                                865,000(2)
Non-Executive Director Group (3 individuals)                     75,000
Non-Executive Officer Employee Group  (398 individuals)          60,000

1) The New Plan Benefits Table reflects the number of shares underlying the options that the Board has authorized to be granted in the 2000 calendar year pursuant to the amendment, subject to stockholder approval.

2) Options to purchase 765,000 shares are exercisable at $2.75 per share, vest over a two-year period and expire on the sixth anniversary of the grant date. Options to purchase 100,000 shares, are exercisable at $2.875 per share, vest over a three-year period and expire on the sixth anniversary of the grant date. All of he $2.875 options were issued to newly appointed executive officers who are not Named Executive Officers.

Federal Income Tax Consequences

         The following is a summary of the federal income tax consequences of the Stock Option Plan.

          In general, a participant will not recognize ordinary income upon the grant or exercise of a qualified incentive stock option. If the participant holds the stock acquired through the exercise of a qualified incentive stock option for one year from the date of exercise and two years from the date of the grant, the participant will recognize long-term capital gain or loss upon a subsequent sale of the stock, based upon the difference between the exercise price and the sale price. However, if the participant sells the stock before the requisite holding periods have elapsed, the participant will recognize ordinary income equal to the difference between the


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

exercise price and the lesser of the sales price or the fair market value on the date of exercise.

          A participant will not recognize ordinary income upon the grant of a non-qualified option. Unlike qualified incentive stock options, however, a participant generally will recognize ordinary income upon exercise of the option, in an amount equal to the difference between the exercise price for the option and the fair market value of the common stock on the exercise date. The common stock acquired through such exercise will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon the subsequent sale of the common stock, a participant generally will recognize a capital gain or loss equal to the excess of the sale price of the common stock over the participant's tax basis in the stock. The capital gain or loss will be long-term or short-term, depending upon the holding period of the shares.

          Neither the grant nor the exercise of a qualified option under the Stock Option Plan will have a tax consequence to our company. However, the exercise of a non-qualified option will entitle our company to a business expense deduction equal to any ordinary income recognized by participants as compensation under the Stock Option Plan.

         The affirmative vote of a majority of the votes present in person or by proxy will be required to approve the amendment to the Stock Option Plan.

RECOMMENDATION:

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN FROM 1,800,000 SHARES TO 2,800,000 SHARES.


                 OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

         If any other matter properly comes before the Annual Meeting, the proxy will vote your shares in accordance with his best judgment. At the time this Proxy Statement went to press, we knew of no other matters to be presented for stockholder action at the Annual Meeting.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Neither our company nor the Compensation Committee has formally adopted a compensation policy for our executive officers. However, our ultimate goal is to attract, retain and motivate qualified personnel to ensure our long-term success. The Compensation Committee reviewed the informal compensation policy for our executive officers in order to align executive compensation with our business objectives, the economic interests of our stockholders and reward superior performance. Executive compensation has generally consisted of three principal components: base salary, bonus, and equity participation in our company. Equity participation is awarded through the grant of options under our Stock Option Plan.

         It is the responsibility of the Compensation Committee to address the provisions of Section 162(m) of the Internal Revenue code which, except in the case of "performance-based compensation" and certain other types of compensation, limits to $1,000,000 the amount of our federal income tax deduction for compensation paid to our Chief Executive Officer and the other four most highly paid executive officers. In that regard, the Compensation Committee must determine whether any actions with respect to
Section 162(m) should be taken by SAI. The Compensation Committee has determined that the Section 162(m) deduction limitation will not apply in 2000. The Compensation Committee will continue to monitor the provisions of Section 162(m) and will take appropriate action when it is warranted in the future.

         On March 10, 1999, the Board approved our Stock Option Plan, which was approved by our stockholders on July 8, 1999. A committee of the Board of Directors administers the Stock Option Plan. The committee has discretion as to which employees, non-employee Directors, consultants or independent contractors will receive options. The committee also establishes the terms, conditions and limitations of each option, including the type and amount of the option, the number of shares of common stock underlying each option, the exercise price and the date or dates upon which the option vests and become exercisable. The maximum exercise period of these options may not be greater than ten years (qualified incentive options granted to any participant who owns more than ten percent of the voting power of our company will have an exercise period of five years). The fair market value of shares as to which qualified incentive options are exercisable for the first time by any key employee during any single calendar year (under this Plan and any other incentive option plan of our company or a subsidiary) may not exceed $100,000.

         On March 10, 1999, the Board of Directors granted options to purchase common stock under the Stock Option Plan to certain executive officers subject to stockholder approval of the Plan. We received stockholder approval at the 1999 Annual Meeting. Half of these options are exercisable at $4.50 per share and half are exercisable at $6.00 per share. The options will vest over a three-year period (one-third per year, with all of the $4.50 options vesting first), and expire on the sixth anniversary of the grant date.

         On January 11, 2000 the Board of Directors granted additional options to purchase common stock under the Stock Option Plan to certain executive officers subject to stockholder approval of an amendment to the Plan providing for availability of additional options. The options are exercisable at $2.75 per share, vest over a two year period and expire on the sixth anniversary of the grant date. On February 14, 2000 our Board of Directors granted additional options to purchase common stock under the Stock Option Plan to certain newly appointed executive officers subject to stockholder approval of an amendment to the Plan providing for availability of additional options. The options are exercisable at $2.875 per share, vest over a three year period and expire on the sixth anniversary of the grant date. A list of the options granted pursuant to the amendment, subject to stockholder approval, is found in the section titled "Item 3- Approval of Amendment to the Security Associates International, Inc. Stock Option Plan - New Plan Benefits" table.

         On August 29, 1996, we entered into a three-year employment agreement with James S. Brannen to serve as our President and Chief Executive Officer. This agreement automatically renews for one-year terms after the initial term, unless terminated. Under that agreement, Mr. Brannen currently receives an annual salary of $175,000, which may be increased following an annual salary review. In addition, Mr. Brannen will participate in any additional benefits the Board of Directors makes available to our other executive employees.

         The salary, bonus and common stock option awards that we paid or granted to the Chief

Executive Officer and to our other most highly compensated executive officers in 1999 are set forth in the tables in the section titled "Executive Compensation." The Compensation Committee believes that our executive officers are dedicated to increasing stockholder value and that our compensation structure, including the Stock Option Plan, will enhance their dedication and focus. Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission, neither the "Compensation Committee Report on Executive Compensation" nor the material under the caption "Stockholder Return and Performance Graph" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act, nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by SAI under the Securities Exchange Act or the Securities Act.

                           THE COMPENSATION COMMITTEE

    Thomas J. Salvatore           Michael B. Jones            Douglas Oberlander


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         The Compensation Committee is presently composed of Thomas J. Salvatore, Michael B. Jones and Douglas Oberlander. None of the members of the Compensation Committee is, or was formerly, an officer or employee of our company. Mr. Salvatore is a controlling party of TJS Partners, L.P. Our company's relationship with TJS is described below under the caption "Certain Relationships and Related Transactions."










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-14-

                    STOCKHOLDER RETURN AND PERFORMANCE GRAPH

         Presented below is a line graph comparing the percent change in the cumulative total stockholder return on our common stock against the Russell 2000 Index and the Mallon Global Security Index. The graph assumes that $100 was invested on January 1, 1995, in our common stock and each of the Russell 2000 Index and the Mallon Global Security Index, and that all dividends were reinvested.

                            TOTAL STOCKHOLDER RETURNS
          PERFORMANCE GRAPH FOR SECURITY ASSOCIATES INTERNATIONAL, INC.

                      Prepared by Buttonwood Advisory Group
       Produced on February 17, 2000 including data to December 31, 1999.

$100 invested January 1, 1995
(assumes all dividends reinvested)

                       FISCAL YEAR ENDED DECEMBER 31, 1999

                  [GRAPH OF INFORMATION IN THE FOLLOWING TABLE]

                    ASSUMES $100 INVESTED ON JANUARY 1, 1995
             ASSUMES DIVIDENDS REINVESTED THROUGH DECEMBER 31, 1999

MEASUREMENT PERIOD     RUSSELL 2000 INDEX      MALLON GLOBAL SECURITY INDEX     SAI
------------------     ------------------      ----------------------------     ---
January 1, 1995(1)     $   100.00              $   100.00                    $  100.00
FYE 1995               $   127.79              $   148.70                    $  160.00
FYE 1996               $   145.04              $   210.41                    $1,125.00
FYE 1997               $   178.80              $   253.13                    $2,125.00
FYE 1998               $   168.78              $   256.45                    $1,575.00
FYE 1999               $   201.90              $   205.16                    $1,550.00

1)  The price of our common stock was $0.25 on this date.

                               EXECUTIVE OFFICERS

         The following table presents information with respect to our executive officers. The biographies of James S. Brannen and Ronald I. Davis appear above under Item No. 1 - Election of Directors.


     NAME                 AGE                           POSITION WITH THE COMPANY
     ----                 ---                           -------------------------
RONALD I. DAVIS            61          CHAIRMAN OF THE BOARD OF DIRECTORS
JAMES S. BRANNEN           61          PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
RONALD J. CARR             48          SENIOR VICE PRESIDENT

STEPHEN RUBIN              53          SENIOR VICE PRESIDENT
HOWARD SCHICKLER           52          SENIOR VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY
DANIEL S. ZITTNAN          45          SENIOR VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER
KAREN B. DANIELS           45          VICE PRESIDENT
JAMES N. JENNINGS          32          VICE PRESIDENT, CORPORATE COUNSEL AND ASSISTANT SECRETARY
GLENN D. SEABURG           40          VICE PRESIDENT


         RONALD J. CARR has been one of our Vice Presidents since March 1997, and a Senior Vice President and Chief Operating Officer for the Central Station Division since August 12, 1998. Mr. Carr is also the President of Telecommunications Associates Group, Inc., Texas Security Central, Inc., Alarm Central Monitoring, Inc., Guardian Protection Services, Ltd., and AMJ Central Station Corporation, Inc., all wholly owned subsidiaries of Security Associates International, Inc., and he is a member of the board of directors of the Central Station Alarm Association. From March 1996 to March 1997, Mr. Carr was director of Telecommunications and Central Station Operations for Ameritech's SecurityLink subsidiary. From 1991 to 1996 he was director of Telecommunications for ADT, Inc. Mr. Carr earned a Bachelors Degree in Business Administration from Brookdale College.

         STEPHEN RUBIN is one of our founders, has been a Senior Vice President since October 1990. From 1987 to 1990, he was a senior vice president of SAI Partners, Inc. From 1978 to 1986, Mr. Rubin was an officer of Davis Marketing Group and Security Alliance Corporation. Mr. Rubin earned a B.S. degree from Northern Michigan University and MBA degree from Loyola University. Mr. Rubin has the principal responsibility for the design and implementation of our marketing program.

         HOWARD SCHICKLER has served as General Counsel of our company since January 3, 1997, was appointed Secretary on October 7, 1997, Vice President on April 13, 1998 and Senior Vice President on July 8, 1999. Before joining us, Mr. Schickler spent eight years with Sachnoff & Weaver, Ltd., a Chicago law firm. He became a member of that firm in 1994. Before embarking on his legal career, Mr. Schickler was employed in the investment field as an institutional fixed income sales representative for The First Boston Corporation, Morgan Stanley & Co., Blunt, Ellis and Loewi and E. F. Hutton & Co. and as a portfolio manager at MGIC Investment Corporation. Mr. Schickler earned a B.A. degree from Brooklyn College, M.A., M.B.A. degrees from The University of Wisconsin at Milwaukee and a J.D. degree from Northwestern University.


         DANIEL S. ZITTNAN was named our Senior Vice President for Finance on August 12, 1998, and has served as our Chief Financial Officer and Treasurer since October 7, 1997. Mr. Zittnan spent over thirteen years with Arthur Andersen LLP, most recently as a senior manager. Mr. Zittnan earned a BA in accounting from DePaul University and is a member of the AICPA and ICPA societies.

         KAREN B. DANIELS has served as a Vice President since October 7, 1997. Prior to becoming a Vice President, Ms. Daniels acted as a consultant for the Company starting in March 1997, and prior to that for Ameritech AIIS, since 1995. From March 1990 to June 1995, Ms. Daniels was vice president/controller for Editel-Chicago, a division of Unitel Video, Inc., a video post-production company. Ms. Daniels earned a Bachelor's Degree in Industrial Administration-Finance from Iowa State University. Ms. Daniels is also a Certified Public Accountant.

         JAMES N. JENNINGS has served as Corporate Counsel of our company since January 1998, was appointed Assistant Secretary in February 1998 and Vice President in February 2000. Prior to joining us, Mr. Jennings spent a combined three years with Shefsky & Froelich, Ltd. and McCarthy Duffy Neidhart & Snakard, both Chicago law firms. Prior to entering private practice, Mr. Jennings was an independent investment banker for three years. Mr. Jennings earned a Bachelors Degree from the University of Texas at Austin and a J.D. from California Western School of Law.

         GLENN D. SEABURG has served as Director of Information Technology since September of 1998 and was appointed Vice President in February 2000. Prior to joining us, Mr. Seaburg was the Director of I.S./Telecommunications for the Signature Security Group from October 1998 to October 1999. From November 1987 to September 1998, Mr. Seaburg was employed by SecurityLink by Ameritech as its Manager System Development Project Manager. Prior to Ameritech's purchase of SecurityLink, Mr. Seaburg was Director of Information Systems for SecurityLink for three years.

         Our executive officers are appointed annually by the Board of Directors, and they serve at the Board's discretion, until their successors are duly elected and qualified or until his or her death, resignation or removal by the Board. Ronald I. Davis and Stephen Rubin are brothers-in-law. There are no other family relationships between any of our Directors or executive officers.








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-17-

                             EXECUTIVE COMPENSATION

GENERAL

         The following table is a summary of the compensation awarded or earned by our President and Chief Executive Officer and the other most highly paid executive officers (the "Named Executive Officers") during the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION                         LONG TERM COMPENSATION
                                                                                  AWARDS           PAYOUTS

                                                                                       SECURITIES
                                                                          RESTRICTED   UNDERLYING
   NAME AND PRINCIPAL                                     OTHER ANNUAL      STOCK       OPTIONS/      LTIP        ALL OTHER
        POSITION            YEAR     SALARY     BONUS     COMPENSATION      AWARDS       SARS(#)   PAYOUTS(4)  COMPENSATION(5)
James S. Brannen            1999    $175,000   $72,417                                    210,000          --      $ 3,433
   President and Chief      1998    $175,000   $55,000      $29,100(1)        --               --    $108,888      $ 2,019
   Executive Officer        1997    $125,000   $11,635                        --               --    $154,103      $   837
                                                            $32,215(1)
                                                            $23,835(1)

Ronald I. Davis             1999    $175,000   $78,500                                    210,000          --      $ 3,433
   Chairman of the          1998    $175,000   $55,000      $28,050(2)        --               --    $108,888      $   676
   Board(6)                 1997    $125,858   $11,635      $31,889(2)        --               --    $154,103      $   843
                                                            $22,949(2)
Stephen Rubin               1999    $140,000   $43,156                                    210,000          --      $ 2,746
   Senior Vice President    1998    $127,400   $40,000      $15,350(3)        --               --     $67,568      $   697
                            1997    $104,999   $ 8,462      $16,456(3)        --               --     $95,625      $   694
                                                            $11,586(3)
Ronald J. Carr              1999    $140,000        --      $12,000(7)                    300,000          --      $ 1,703
   Senior Vice              1998    $126,538        --      $10,750(7)        --               --     $67,568      $   646
President(6)
Daniel S. Zittnan(8)        1999    $140,000        --      $12,000(9)                    300,000          --      $ 1,696
   Senior Vice President    1998    $139,615        --       $4,000(9)        --               --     $67,568           --

------------------------------

1) Includes $22,871, $24,965 and $24,000 for automobile allowances for 1997, 1998 and 1999, respectively.
2) Includes $22,319, $25,439 and $24,000 for automobile allowances for 1997, 1998 and 1999, respectively.
3) Includes $10,750, $11,856 and $12,000 for automobile allowances for 1997, 1998 and 1999, respectively.
4)    Earned awards under our Supplemental Employees' Retirement Plan.
5)    Amount is matching funds pursuant to our 401(k) Plan.
6)    Annual salary and bonus did not exceed $100,000 in 1997.
7) Includes $10,750 and $12,000 for automobile allowance in 1998 and 1999, respectively.
8)    Annual salary and bonus did not exceed $100,000 in 1997.
9) Includes $4,000 and $12,000 for automobile allowance in 1998 and 1999, respectively.

OPTION GRANTS TABLE

         The following table contains information concerning options granted to the Named Executive Officers in 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------
                           INDIVIDUAL GRANTS                                          POTENTIAL REALIZABLE VALUE AT
                                                                                      ASSUMED ANNUAL RATES OF STOCK
                                                                                    PRICE APPRECIATION FOR OPTION TERM
-----------------------------------------------------------------------------------------------------------------------
NAME                   NUMBER OF     PERCENT OF      EXERCISE OR        EXPIRATION     5% ($)       10% ($)
                       SECURITIES   TOTAL OPTIONS    BASE PRICE            DATE
                       UNDERLYING    GRANTED TO      ($/SH) (1)
                        OPTIONS     EMPLOYEES IN
                        GRANTED      FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
James S. Brannen        210,000         13%           50% @ $4.50     March 10, 2005     $0        $  85,542
                                                      50% @ $6.00
-----------------------------------------------------------------------------------------------------------------------
Ronald I. Davis         210,000         13%           50% @ $4.50     March 10, 2005     $0        $  85,542
                                                      50% @ $6.00
-----------------------------------------------------------------------------------------------------------------------
Stephen Rubin           210,000         13%           50% @ $4.50     March 10, 2005     $0        $  85,542
                                                      50% @ $6.00
-----------------------------------------------------------------------------------------------------------------------
Ronald J. Carr          300,000         19%           50% @ $4.50     March 10, 2005     $0        $ 122,203
                                                      50% @ $6.00
-----------------------------------------------------------------------------------------------------------------------
Daniel S. Zittnan       300,000         19%           50% @ $4.50     March 10, 2005     $0        $ 122,203
                                                      50% @ $6.00
-----------------------------------------------------------------------------------------------------------------------

1) The options become exercisable over a three year period beginning March 10, 1999 (one third per year with all of the $4.50 options vesting first).

FISCAL YEAR END OPTION VALUE TABLE

         The following table contains information concerning the value of stock options held by the Named Executive Officers at fiscal year end 1999.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED IN-THE-
                                                             UNEXERCISED OPTIONS/SARS AT        MONEY OPTIONS/SARS AT FISCAL
                                                             FISCAL YEAR END                    YEAR END
                    SHARES ACQUIRED
      NAME            ON EXERCISE        VALUE REALIZED      EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
James S. Brannen           --                  --                    0/210,000                             --/--
Ronald I. Davis            --                  --                    0/210,000                             --/--
Stephen Rubin              --                  --                    0/210,000                             --/--
Ronald J. Carr             --                  --                    0/300,000                             --/--
Daniel S. Zittnan          --                  --                    0/300,000                             --/--

EMPLOYMENT AGREEMENTS

         In August, 1996, we entered into three year employment agreements with James S. Brannen, Ronald I. Davis and Stephen Rubin to serve as our President and Chief Executive Officer, Chairman of the Board of Directors, and Senior Vice President, respectively. These employment agreements were amended in July 1999. Pursuant thereto, Mr. Brannen and Mr. Davis currently receive an annual salary of $175,000, and Mr. Rubin receives an annual salary of $145,000. These amounts may be increased following annual salary reviews. The employment agreements provide that these executives will be entitled to severance pay equal to 2.99 times their annual salary at the time of termination at the time of termination upon: (i) expiration of the term of the employment agreement (including any renewals) unless terminated for cause, as defined in the employment agreement;
(ii) death or disability; or (iii) if they terminate their employment because of: (a) a diminution of responsibilities or authority or being assigned duties inconsistent with their current position; (b) a requirement that they serve from a location other than the greater Chicago metropolitan area; (c) breach of the employment agreement by SAI; or (d) a change of control of SAI. In addition, Messrs. Brannen, Davis and Rubin will participate in such other benefits as are offered to other executive employees of our company. In addition, they are entitled to participate in such other benefits as are offered to other executive employees. These agreements automatically renew for successive one-year periods.

         We have entered into Confidentiality Agreements with all of our other executive officers. These agreements contain non-compete, non-solicitation, and confidentiality provisions, and also provide that in the event of termination of the executive officer as a result of a change of control, the executive officer will be paid a one-time cash payment equal to 2.99 times his or her salary, plus an additional payment to compensate the employee for any federal excise tax imposed as a result of this payment.

         Under our Stock Option Plan, certain executive officers were granted options to purchase shares of our common stock. Under the terms of each executive officer's stock option agreement, which describes the terms of his or her options, half of the options are exercisable at $4.50 per share and half are exercisable at $6.00 per share. The options will expire in six (6) years and will vest over three (3) years. If our company undergoes certain change of control transactions, however, the options will vest immediately. For a description of this plan, please refer to "Item 3- Approval of the Amendment to the Security Associates International, Inc. Stock Option Plan to Increase the Number of Shares of Common Stock Available Under the Plan From 1,800,000 Shares to 2,800,000 Shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On September 30, 1999, we entered into the Second Amendment to Security Associates International, Inc. Common Stock Subscription and Purchase Agreement with TJS Partners, L.P., our principal stockholder. Pursuant to this agreement:
(i) $10,000,000 of subordinated debt and accrued interest owed by us to TJS Partners, L.P.; (ii) 66,910 shares of Convertible Preferred Stock; and, (iii) 500,000 shares of 12% Redeemable Preferred Stock, together with all accrued dividends, which were held by TJS Partners, L.P., were exchanged for 135,709 shares of newly designated Series A Convertible Preferred Stock.

         The Series A Convertible Preferred Stock has a $10 par value, a liquidation preference of $350 per share and is convertible into 13,570,900 shares of our common stock. The Series A Convertible Preferred Stock is also entitled to receive dividends equal to those that would have been received if the holder had converted into common stock.

         The holder of Series A Convertible Preferred Stock is entitled to vote on all matters on which holders of our common stock are entitled to vote, on an as-converted basis. However, the total voting power of all securities owned by the holder of Series A Convertible Preferred Stock is limited to a maximum of 45% of the total number of votes eligible to vote on a matter submitted to our stockholders.

         In connection with the Second Amendment, our By-laws were amended to increase the percentage of votes required to approve matters presented to the stockholders from a simple majority to greater than sixty (60) percent. This super-majority provision will be in effect for as long as TJS Partners, L.P. owns 30% of our common stock on an as-converted basis. Additionally, for so long as TJS Partners, L.P. owns at least fifteen percent (15%) of our common stock on an as-converted basis, our Board of Directors will consist of five Directors. TJS has the right to nominate two directors.

         During 1999, TJS exercised options to purchase 250 shares of Convertible Preferred Stock for an aggregate purchase price of $25,000.

         During 1999, TJS exercised options to purchase 650 shares of Series A Convertible Preferred Stock for an aggregate purchase price of $71,250.

         On February 9, 2000, TJS advanced to us $125,000 in anticipation of the exercise of standby options to purchase 500 shares of Series A Convertible Preferred Stock.

         On February 25, 2000, TJS advanced to us $79,093 in anticipation of the exercise of standby options to purchase 827 shares of Series A Convertible Preferred Stock.

         On January 6, 1998, when he joined the Board of Directors, Mr. Jones was awarded options to purchase 10,000 shares of our common stock, at an exercise price of $6.00 per share. These options were to expire on December 31, 2002. On July 8, 1999, the Board extended the expiration date of Mr. Jones' options to July 8, 2005.

         On January 6, 1998, ProFinance Associates, Inc. was issued options to purchase 25,000 shares of common stock at a price of $6.00 per share. These options were to expire on December 31, 2002, and were issued in partial consideration of brokerage services rendered to us. Michael B. Jones, currently one of our directors, is a principal of ProFinance Associates, Inc. On July 8, 1999, the Board extended the expiration date of these options to July 8, 2005. These options were subsequently transferred into a family trust.

         On March 10, 1999, Directors Jones and Oberlander were awarded options to purchase 25,000 shares of commons stock each under our Stock Option Plan. These options are exercisable for a period of six years. Half of these options are exercisable at $4.50 per share, and the other half at $6.00 per share.

         On March 31, 1999, we issued 35,160 shares of common stock to a former employee as a distribution from our Supplemental Employees' Retirement Plan upon his termination as an employee. These shares were registered on Form S-8 on May 6, 1999.

         On May 24, 1999, we issued 23,440 shares of common stock to a former employee as a distribution from our Supplemental Employees' Retirement Plan upon his termination as an employee. These shares were registered on Form S-8 on May 6, 1999.

            On June 21, 1999, we issued the following shares of common stock to the following employees, as terminating distributions from our Supplemental Employees' Retirement Plan:

                  James S. Brannen                  56,662 shares
                  Ronald I. Davis                   56,662 shares
                  Stephen Rubin                     35,160 shares
                  Daniel S. Zittnan                 35,160 shares
                  Ronald J. Carr                    35,160 shares
                  Howard Schickler                  17,580 shares
                  Karen B. Daniels                  25,975 shares

These shares were registered on Form S-8 on May 6, 1999.

                  On July 8, 1999, we issued stock options to the following individuals to purchase the following numbers of shares of common stock, as awards under our Stock Option Plan:

                                              Options to Purchase
                                              -------------------

                   Michael B. Jones               25,000 shares
                   Douglas J. Oberlander          25,000 shares
                   James S. Brannen              210,000 shares
                   Ronald I. Davis               210,000 shares
                   Stephen Rubin                 210,000 shares
                   Daniel S. Zittnan             300,000 shares
                   Ronald J. Carr                300,000 shares
                   Howard Schickler              150,000 shares
                   Karen B. Daniels              150,000 shares

One-half of each of the foregoing persons' options are exercisable at $4.50 per share with the other one-half being exercisable at $6.00 per share. The options of the officers vest over three years and expire six years from the date of grant. The directors' options vest immediately and expire six years from the date of grant.

         On June 21, 1999, Beverly Davis, wife of Ronald I. Davis, exercised options to purchase 5,000 shares of common stock for an aggregate exercise price of $5,000.

         On January 11, 2000, the board of directors approved the issuance of stock options to the following individuals to purchase the following numbers of shares of common stock, as awards under our Stock Option Plan, subject to stockholder approval:

                                                      Options to Purchase
                                                      -------------------

                   Thomas J. Salvatore                  25,000 shares
                   Michael B. Jones                     25,000 shares
                   Douglas J. Oberlander                25,000 shares
                   James S. Brannen                    105,000 shares
                   Ronald I. Davis                     105,000 shares
                   Stephen Rubin                       105,000 shares
                   Daniel S. Zittnan                   150,000 shares
                   Ronald J. Carr                      150,000 shares
                   Howard Schickler                     75,000 shares
                   Karen B. Daniels                     75,000 shares

         The options are exercisable at $2.75 per share. The options of the officers vest over two years (50% each year) and expire six years from the date of grant. The directors' options vest immediately and expire six years from the date of grant.

              On February 14, 2000, the Board of Directors approved the issuance of stock options to the following individuals to purchase the following numbers of shares of common stock, as awards under our Stock Option Plan, subject to stockholder approval:

                                                     Options to Purchase
                                                     -------------------

                   James N. Jennings                    50,000 shares
                   Glenn D. Seaburg                     50,000 shares

THE OPTIONS ARE EXERCISABLE AT $2.875 PER SHARE. THE OPTIONS OF THESE OFFICERS VEST OVER THREE YEARS (ONE THIRD EACH YEAR) AND EXPIRE SIX YEARS FROM THE DATE OF GRANT.













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

                     STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
                         OFFICERS AND PRINCIPAL HOLDERS

         The following table lists certain information regarding the beneficial owners of our common stock as of April 13, 2000, which includes: (i) each person known to us to beneficially own more than five percent of the outstanding shares of our common stock; (ii) each of our company's directors; (iii) the Named Executive Officers; (iv) each selling stockholder; and (v) all of our company's directors and executive officers as a group. We believe that except as noted each person or entity named below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by each holder, subject to community property laws where applicable. Some of the listed holders of common stock who hold their shares in street name may have already sold their shares as of the effective date of this prospectus.


                                                       Beneficial Ownership

         Name                                         of Shares     Percent(1)
         ----                                         ---------     ----------
Number

TJS Partners, L.P.(2)
115 East Putnam Avenue
Greenwich, CT 06830                                 13,635,900         65.45%

Ronald I. Davis(3)
c/o Security Associates
International, Inc.
2101 S. Arlington Heights Road
Arlington Heights, Illinois 60005                    1,014,695          4.85%

James S. Brannen(4)
c/o Security Associates
International, Inc.
2101 S. Arlington Heights Road
Arlington Heights, Illinois 60005                      643,278          3.08%

Stephen Rubin(5)
c/o Security Associates
International, Inc.
2101 S. Arlington Heights Road
Arlington Heights, Illinois 60005                      501,198          2.40%

Daniel S. Zittnan(6)
c/o Security Associates
International, Inc.
2101 S. Arlington Heights Road
Arlington Heights, Illinois 60005                      138,349              *



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

Ronald J. Carr(7)
c/o Security Associates
International, Inc.
2101 S. Arlington Heights Road
Arlington Heights, Illinois 60005                      135,160              *

Thomas J. Salvatore(8)
c/o TJS Partners, L.P.
155 E. Putnam Avenue
Greenwich, CT 06830                                 13,660,900         65.49%

Douglas Oberlander(9)
10225 N. Knoxville Avenue
Peoria, Illinois 61615                                 144,474              *

Michael B. Jones(10)
c/o ProFinance Associates, Inc.
6540 Lusk Boulevard, Suite C-240
San Diego, CA 92121                                     91,000              *

All Executive Officers and Directors
as a group (12 persons)(11)                         16,474,344          79.07%

* = less than 1%.


(1) Applicable percentage of ownership as of April 13, 2000, is based upon 20,833,942 shares of common stock outstanding (including 13,635,900 shares issuable upon conversion of outstanding shares of convertible preferred stock). Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and unless otherwise noted includes voting and investment power with respect to the shares shown as beneficially owned.

(2) Consists of 136,359 shares of Series A Convertible Preferred Stock. Each share of Series A convertible preferred stock is convertible into and has the voting rights of 100 shares of common stock. TJS is the only holder of convertible preferred stock.

(3) Includes 944,695 shares owned by Mr. Davis and J, S & R Ltd., L.P. Also includes 70,000 shares that may be acquired within sixty days upon exercise of options. Excludes 5,337 shares owned by Beverly Davis, Mr. Davis' wife, 5,200 shares owned by Scott Davis, Mr. Davis' son, 5,000 shares owned by Deborah Davis, Scott's wife, 10,000 shares owned by Ethan Davis, Mr. Davis' grandson, 10,000 shares owned by Benjamin Davis, Mr. Davis' grandson, 2,500 shares owned by Emma Davis, Mr. Davis' granddaughter, and 16,801 shares owned by Ann Davis, Mr. Davis' sister, as to which Mr. Davis disclaims beneficial ownership.

(4) Includes 573,278 shares owned by Mr. Brannen and a family limited partnership, and 70,000 shares that may be acquired within sixty days upon exercise of options Excludes 7,580 shares owned by Martha A. Brannen, Mr. Brannen's wife, 10,000 shares owned by Craig Brannen, 10,000 shares owned by Sarah B. Ozee and 10,000 shares owned


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


      by Peter Brannen, Mr. Brannen's children, as to which Mr. Brannen disclaims beneficial ownership.

(5) Includes 431,198 shares owned by Mr. Rubin, and 70,000 shares that may be acquired within sixty days upon exercise of options. Excludes 5,600 shares owned by Jamie Rubin, Mr. Rubin's son, as to which Mr. Rubin disclaims beneficial ownership.

(6) Includes 38,349 shares owned by Mr. Zittnan, and 100,000 shares that may be acquired within sixty days upon exercise of options.

(7) Includes 35,160 shares owned by Mr. Carr, and 100,000 shares that may be acquired within sixty days upon exercise of options.

(8) Consists of 136,359 shares of convertible preferred stock owned by TJS. Mr. Salvatore controls voting and disposition of these shares as the Managing Partner of TJS. Also includes 25,000 shares that may be purchased personally by Mr. Salvatore within sixty days upon exercise of options. This option is subject to stockholder approval at our Annual Meeting.

(9) Includes 94,474 shares owned by Mr. Oberlander, and 50,000 shares that may be acquired within sixty days upon exercise of options. Of these options, options to purchase 25,000 shares are subject to stockholder approval at our Annual Meeting.

(10) Includes 6,000 shares owned by Mr. Jones; and 85,000 shares of common stock that may be acquired within sixty days upon exercise of options. Of these options, options to purchase 25,000 shares are held by a family trust and options to purchase 25,000 shares are subject to stockholder approval at our Annual Meeting.

(11) Includes 670,000 shares which may be acquired within sixty days upon the exercise of options.















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


         The following table presents certain information regarding the beneficial ownership of Series A Convertible Preferred Stock as of April 13, 2000 by: (a) each person known by us to beneficially own more than five percent of the outstanding shares of Series A Convertible Preferred Stock; (b) each of our Directors; (c) each of the Named Executive Officers; and (d) all Directors and officers as a group. We believe that each person named below has sole voting and investment power with respect to all shares of Series A Convertible Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable. TJS Partners, L.P. and Thomas J. Salvatore are the only beneficial owners of Series A Convertible Preferred Stock.



                                                        BENEFICIAL OWNERSHIP
                                                    ----------------------------

                                                     NUMBER OF
                     NAME                             SHARES          PERCENT(1)
                     ----                             ------          ----------

TJS Partners, L.P.(2)
115 East Putnam Avenue
Greenwich, CT 06830                                    136,359           100%

Thomas J. Salvatore(3)
c/o TJS Partners, L.P.
115 East Putnam Avenue
Greenwich, CT 06830                                    136,359           100%

All Executive Officers and Directors as a group
(10 persons)
                                                       136,359           100%


1) Applicable percentage of ownership as of April 13, 2000 is based upon 136,359 shares of Series A Convertible Preferred Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and unless otherwise noted includes voting and investment power with respect to the shares shown as beneficially owned.

2) Consists of 136,359 shares of Series A Convertible Preferred Stock. Each share of convertible preferred stock is convertible into and has the voting rights of 100 shares of common stock. The total voting power of all securities owned by a holder of Series A Convertible Preferred Stock is limited to a maximum of 45% of the total number of votes eligible to vote on a matter submitted to our stockholders. TJS is the only holder of Series A Convertible Preferred Stock.

3) Consists of 136,359 shares of Series A Convertible Preferred Stock owned by TJS, Mr. Salvatore controls voting and disposition of these shares as the Managing General

         Partner of TJS.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                   SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors, executive officers and any persons who beneficially own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by the Securities and Exchange Commission regulations to furnish our company with copies of all
Section 16(a) forms they file.

         To our knowledge, based solely on review of the copies of such reports and written representations received by us, during the year ended December 31, 1999, all such Section 16(a) filing requirements were complied with.

               STOCKHOLDER PROPOSALS FOR THE 1999 PROXY STATEMENT

         Any stockholder satisfying the Securities and Exchange Commission's requirements and wishing to submit a proposal to be included in the Proxy Statement for the 2000 Annual Meeting of Stockholders should submit the proposal in writing to: Howard Schickler, Secretary, Security Associates International, Inc., 2101 South Arlington Heights Road, Suite 100, Arlington Heights, Illinois 60005. We must receive a proposal by January 30, 2001 in order to consider it for inclusion in the Proxy Statement for the 2001 Annual Meeting of Stockholders.

                                VOTING PROCEDURES

         Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Annual Meeting of Stockholders. With regard to the election of Directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome.

                                OTHER INFORMATION

         Our 1999 Annual Report to Stockholders, which includes a copy of our Annual Report on Form 10-KSB/A for the fiscal year 1999, is being mailed to all stockholders of record and accompanies this Proxy Statement. Additional copies of the Annual Report on Form 10-KSB/A as filed with the Securities and Exchange Commission (excluding exhibits) will be furnished to you, without charge, by writing to John Aneralla, c/o Buttonwood Advisory Group, Inc., P.O. Box 2158, Huntersville, North Carolina 28070.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP, our independent public accountants, has examined our financial statements for the fiscal year ended December 31, 1999. We expect a representative to be available at the Annual Meeting to respond to appropriate questions from stockholders.

                            EXPENSES OF SOLICITATION


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

         We will pay all expenses in connection with the solicitation of proxies. Solicitation may be made personally, or by telephone, telegraph or mail, by one or more of our employees, who will receive no additional compensation for such activities. In addition, we may engage the services of a professional proxy solicitation firm to assist in the solicitation of proxies and will pay the fees and expenses charged them. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation materials to beneficial owners of our common stock and convertible preferred stock held by such persons on April 7, 2000.

         The above Notice of Annual Meeting and Proxy Statement are sent by order of the Board of Directors.

                                   /s/ James S. Brannen

                                   JAMES S. BRANNEN
                                   President and Chief Executive Officer

Arlington Heights, Illinois














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
                                     ANNEX A

                             RESOLUTION AMENDING THE

            SECURITY ASSOCIATES INTERNATIONAL, INC. STOCK OPTION PLAN


WHEREAS, the Directors deem it to be in the Corporation's best interests to authorize the issuance of additional options to purchase the Corporation's Common Stock under the Security Associates International, Inc. Stock Option Plan (Stock Option Plan),

NOW THEREFORE BE IT RESOLVED, that options to purchase up to an additional one million (1,000,000) shares of Common Stock are hereby authorized for issuance under the Stock Option Plan.

                            PROXY FOR ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SECURITY ASSOCIATES INTERNATIONAL, INC.
2101 SOUTH ARLINGTON HEIGHTS ROAD
SUITE 100
ARLINGTON HEIGHTS, ILLINOIS 60005

         I hereby appoint Howard Schickler as Proxy, with the power to appoint his substitute, and hereby authorize him to represent and to vote, as designated below, all the shares of common stock and convertible preferred stock of Security Associates International, Inc. held of record by me on April 7, 2000, at the Annual Meeting of Stockholders to be held on May 23, 2000, or any adjournment thereof.

1.       ELECTION OF DIRECTORS (Mark only one box)


                  FOR [ ]                            AGAINST [ ]
                  All nominees listed below          All nominees listed below
                  (except as marked to the           (except as marked to the
                  contrary below)                    contrary below)

Ronald I. Davis; James S. Brannen; Thomas J. Salvatore; Douglas Oberlander; Michael B. Jones

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 (Mark only one box)


                  FOR [ ]             AGAINST [ ]          ABSTAIN [ ]


3. PROPOSAL TO APPROVE THE AMENDMENT TO THE SECURITY ASSOCIATES INTERNATIONAL, INC. STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN FROM 1,800,000 SHARES TO 2,800,000 SHARES (Mark only one box)


                  FOR [ ]             AGAINST [ ]          ABSTAIN [ ]


4. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.


This Proxy when properly executed will be voted in the manner directed by you. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

Please sign exactly as name appears below.


----------------------------------------
(Affix Mailing Label Here)


Date:                                 , 2000
      --------------------------------

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE PROMPTLY.

         When shares are held by joint tenants, both should sign. When signing as executor, trustee, guardian or in another representative capacity, please give your full title in that capacity. If a corporation, please sign in full corporate name by the president or other authorized officer. If a limited liability company, please sign in the name of the company by an authorized person. If a partnership, please sign in partnership name by an authorized person.


-----------------------------------------
Signature of Stockholder



-----------------------------------------
Signature, if held jointly




         If signing as attorney, executor, administrator, trustee or guardian or on behalf of an entity (corporation, partnership, etc.), please indicate office or capacity.


Title:
      -----------------------------------